Exhibit 16.1

DE JOYA GRIFFITH & COMPANY LETTERHEAD

November 24, 2009

Securities and Exchange Commission
100 F Street, N.E.,
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A2 dated November 2, 2009 of Great Wall Builders Ltd. (Commission file Number – 333-153182) and are in agreement with the statements regarding our firm contained therein.

Sincerely,

De Joya Griffith & Company, LLC